Exhibit 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2014 of C&J Energy Services, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall C. McMullen, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2015	By:	/s/ Randall C. McMullen, Jr.
Randall C. McMullen, Jr. President, Chief Financial Officer and Director (Principal Financial Officer)